Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO EXECUTIVE CHAIRMAN AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE CHAIRMAN AGREEMENT (the “Amendment”), is dated as of May 15, 2015, by and between HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Frank E. O’Donnell, Jr., M.D. (the “Executive Chairman”). The Company and the Executive Chairman are referred to collectively herein as the “Parties.”

WHEREAS, the Parties entered into an Executive Chairman Agreement dated as of June 24, 2014 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Paragraph 9 thereof.

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Amendments. The Parties hereby amend the Agreement as follows:

a. The third recital of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Company, the Executive Chairman, Nicholas J. Virca, HedgePath LLC, and Mayne Pharma Ventures Pty Ltd, an Australian company ACN 168 896 357 (“Mayne Pharma”), are parties to that certain Equity Holders Agreement dated as of June 24, 2014 (as amended or modified from time to time, the “EHA”) that, among other things, affects the parties’ business relationship and contains certain conditions and limitations on the Executive Chairman’s right to purchase a portion of the Company’s capital stock.

b. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue until the date that the Executive Chairman is no longer serving as a member of the Board of Directors (as the same may be renewed in accordance with the Company’s governing instruments), or upon his earlier death, incapacity, removal or resignation.

c. Section 7 of the Agreement is hereby deleted in its entirety and replaced with the following:

7. TERMINATION. With or without cause, the Company or the Executive Chairman may terminate this Agreement at any time upon 60 days’ written notice, and the

Company shall be obligated to pay to the Executive Chairman the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the removal of, or the exercise of any right to cause the resignation of, the Executive Chairman as the chairman of the Board of Directors or as a member of the Board of Directors or otherwise, in each case (i) as permitted under the Company’s certificate of incorporation, bylaws or its corporate governance, each as amended or modified from time to time, (ii) pursuant to the EHA, or (iii) by applicable law, rule or regulation, including, without limitation, the DGCL.

2. Miscellaneous Provisions.

a. Effect of Amendment. Except as modified by this Amendment, the Agreement is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above.

b. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

c. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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[Signature page immediately follows.]

IN WITNESS WHEREOF, each of the Company and the Executive Chairman has executed this First Amendment to Executive Chairman Agreement as of the date first above written.

HedgePath Pharmaceuticals, Inc.

By:	Garrison J. Hasara
Name:	Garrison J. Hasara
Title:	Chief Financial Officer and Treasurer

/s/ Frank E. O’Donnell, Jr., M.D.
Frank E. O’Donnell, Jr., M.D.

[Signature Page to First Amendment to FEO Executive Chairman Agreement]